UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Cohen & Steers Income Opportunities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-269416	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1166 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2024, Core Power Acquisitions, LLC, a Delaware limited liability company (the “Purchaser”) and wholly-owned subsidiary of the programmatic joint venture (the “JV”) between Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) and The Sterling Organization, LLC (“Sterling”), entered into a contract (the “Purchase Agreement”) with TREA 3010 Bridgepointe Parkway LLC, a Delaware limited liability company (the “Seller”). Through its ownership interest in the JV, the Company indirectly owns a 99% interest in the Purchaser. Neither Sterling nor the Seller is affiliated with the Company or its affiliates.

Under the terms of the Purchase Agreement, the Purchaser has agreed to purchase certain real property commonly known as “Bridgepointe Shopping Centre” and located at 3010 Bridgepointe Parkway in San Mateo, California (the “Property”) for $127.0 million, subject to closing costs, customary prorations and escrow arrangements. The Property is an approximately 231,700 square foot power center located at the base of the San Mateo-Hayward Bridge, a major East-West corridor of the Bay Area, and is 100% leased to 18 tenants, which include national retailers such as Nordstrom Rack, Marshalls, Total Wine & More and Ross Dress for Less.

The acquisition of the Property is expected to close in the fourth quarter of 2024 but is subject to certain conditions to closing, including, but not limited to, the Seller’s satisfaction of various closing conditions contained in the Purchase Agreement and the delivery of the required documents at closing. The Company expects to fund the acquisition of the Property using proceeds from its private offering, public offering and third-party mortgage financing. There is no assurance that the Company will secure such third-party mortgage financing and/or close the acquisition of the Property on the terms described above or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.
Date: October 18, 2024

	By:	/s/ Arjun Mahalingam
	Name:	Arjun Mahalingam
	Title:	Chief Financial Officer & Treasurer